Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Cbeyond, Inc. (the “Company”) for the period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James F. Geiger, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 31, 2013	/s/ James F. Geiger
James F. Geiger
Chairman, President and Chief Executive Officer